                                                                    EXHIBIT 99.1
(SPARTECH LOGO)

COMPANY CONTACTS:
George A. Abd                    Randy C. Martin
President and                    Executive Vice President and
Chief Executive Officer          Chief Financial Officer
(314) 721-4242                   (314) 721-4242

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 7, 2006


    SPARTECH CORPORATION ANNOUNCES FIRST QUARTER FISCAL 2006 RESULTS IN LINE
            WITH GUIDANCE AND REAFFIRMS GUIDANCE FOR FULL YEAR 2006
                             -----------------------

ST. LOUIS, MARCH 7, 2006 -- Spartech Corporation (NYSE:SEH) announced today its operating results for its first quarter ended January 28, 2006.

FIRST QUARTER 2006 HIGHLIGHTS:

o NET SALES INCREASED BY 13% TO $343.6 MILLION FOR THE QUARTER RESULTING IN OPERATING EARNINGS FOR THE QUARTER OF $14.9 MILLION COMPARED TO $10.3 MILLION FOR THE PRIOR YEAR QUARTER. THE FIRST QUARTER OPERATING INCOME WAS NEGATIVELY IMPACTED BY $0.7 MILLION OF STOCK OPTION EXPENSES AND $0.5 MILLION OF SPECIAL ITEMS RELATING TO RESTRUCTURING AND EXIT COSTS FOR PLANT CONSOLIDATIONS.

o REPORTED EARNINGS WERE $.18 PER DILUTED SHARE, AFTER STOCK OPTION EXPENSES AND SPECIAL ITEMS, COMPARED TO $0.09 PER DILUTED SHARE IN THE FIRST QUARTER OF 2005. THE REPORTED NET EARNINGS WERE IMPACTED BY STOCK OPTION EXPENSES OF $0.5 MILLION AFTER TAX AND SPECIAL ITEMS (RESTRUCTURING AND EXIT COSTS) OF $0.3 MILLION AFTER TAX.

o EARNINGS PER DILUTED SHARE BEFORE STOCK OPTION EXPENSES AND SPECIAL ITEMS (RESTRUCTURING AND EXIT COSTS) WERE $0.20 WHICH WAS IN LINE WITH OUR GUIDANCE OF $.17 TO $.22 PER DILUTED SHARE.

o CASH FLOWS PROVIDED BY OPERATIONS INCREASED TO $14.8 MILLION FOR THE FIRST QUARTER OF 2006 COMPARED TO CASH FLOWS USED BY OPERATIONS OF ($8.6) MILLION FOR LAST YEAR'S FIRST QUARTER WHICH ENABLED THE COMPANY TO PAY DOWN $3.6 MILLION IN DEBT, A RECORD AMOUNT FOR A FIRST QUARTER.


OUTLOOK:

o THE COMPANY IS MAINTAINING ITS EARNINGS GUIDANCE OF $1.23 TO $1.33 PER DILUTED SHARE FOR FISCAL 2006. THIS GUIDANCE DOES NOT INCLUDE THE IMPACT OF FAS 123(R) FOR THE EXPENSING OF STOCK OPTIONS WHICH WE ESTIMATE WILL AMOUNT IN AN EXPENSE OF $0.05 TO $0.06 PER SHARE FOR THE FULL YEAR OR THE EFFECT OF SPECIAL ITEMS RELATED TO RESTRUCTURING ACTIVITIES.

o WE ARE ALSO ANNOUNCING A FURTHER PLAN FOR PLANT CONSOLIDATIONS IN OUR SHEET SEGMENT WHICH WILL ENTAIL THE COMBINATION OF THREE OF OUR EXISTING FACILITIES LOCATED IN RICHMOND, INDIANA, CLARE, MICHIGAN AND GREENVILLE, OHIO INTO A NEW FACILITY IN GREENVILLE. THE ENTIRE PROJECT, WHICH INCLUDES THE CONSTRUCTION OF A STATE-OF-THE-ART MANUFACTURING FACILITY, WILL TAKE APPROXIMATELY 16 MONTHS TO COMPLETE, REQUIRE A CAPITAL INVESTMENT OF $7.6 MILLION, AND RESULT IN ANNUAL PRE-TAX SAVINGS OF APPROXIMATELY $2.5 MILLION.


                                    - MORE -

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 1

OVERVIEW OF RESULTS

Net sales for the first quarter were $343.6 million compared to $304.5 million in the first quarter of 2005, representing an increase of 13%. This total was driven by an 8% increase in underlying volume in our Custom Sheet & Rollstock segment, offset by a 9% decrease in our Color & Specialty Compounds segment volume, and a 15% increase in price/mix during 2005. The 8% increase in underlying sales volume in the Custom Sheet & Rollstock segment was primarily driven by the increase in sales to the building and construction and appliance markets. The decline in sales volume in the Color & Specialty Compounds segment related to the loss of toll-compound business to a customer in the electronics market that has been decreasing over the last several quarters and temporary disruptions to capacity during the plant restructurings. The increase in selling prices for the first quarter of 2006 compared to the first quarter of 2005 is primarily related to the pass-through of raw material price increases that occurred mostly throughout 2005.

Operating earnings reported for the first quarter of 2006 were $14.9 million compared to $10.3 million in the prior year first quarter. Included in operating earnings for the quarter were $0.7 million of costs related to the expensing of stock options resulting from the adoption of FAS 123(R) which became effective in our first quarter of 2006 and $0.5 million related to special items from plant restructurings. Operating earnings excluding stock option expenses and special items were $16.0 million for the first quarter of 2006, up 1.8 cents per pound shipped from the first quarter of 2005. This increase reflects a material margin that was 2.2 cents higher than last year's first quarter related to better mix and management of resin price increases partially offset by higher conversion costs and higher selling and administrative costs of 0.5 cent per pound in total. Conversion costs were impacted by a 0.6 cent per pound reduction in labor related costs offset by a 1.0 cent per pound increase in freight and utilities expenses.

Reported net earnings totaled $5.7 million or $.18 per diluted share for the first quarter of 2006 compared to $2.8 million or $0.09 per diluted share in the first quarter of 2005. Net earnings excluding stock option expenses and special items were $6.5 million or $0.20 per diluted share for the first quarter of 2006. To clarify our discussions of performance compared to the prior year periods we have included certain non-GAAP measures that exclude both stock option expenses and special items. Refer to the GAAP to non-GAAP financial measurements reconciliations at the end of this Release.

Commenting on the results, George A. Abd, President and CEO, stated, "We have continued to make progress during the quarter in achieving our short and long term goals and were generally pleased with the performance during the period. Our generation of operating cash flows continues to far outpace our prior year results allowing us to have the best debt pay-down performance in any first quarter in company history. We have increased our material margin due to an improved product mix and a focus on increasing sales prices to address conversion cost increases on a more effective basis.

"The primary challenge in the quarter was operational issues related to maintenance and restructuring disruptions in the color and compound segment that reduced our available production by 8 million pounds during the quarter. Many of these issues have been rectified as the second quarter began and the large line being transferred to our Ramos, Mexico facility began operation in February. Some disruptions will continue, but demand in the color and compound group remains strong and we expect better performance in our second quarter.

"As part of our retooling efforts focused on our manufacturing footprint, we are announcing a further plan for plant consolidations in our sheet business which will entail the combination of three of our existing facilities located in Richmond, Indiana, Clare, Michigan and Greenville, Ohio into a new facility in Greenville. The entire project, which includes the construction of a state-of-the-art manufacturing facility, will take approximately 16 months to complete and require a capital investment of $7.6 million. The project, when complete will result annual savings of approximately $2.5 million and reduce our total number of plants to 39."

                                     -MORE-

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 2


Mr. Abd also stated, "Our consistent improvement in cash generation has enabled us to strengthen our capital structure which provides us increased flexibility to pursue growth opportunities. Moving forward, our areas of focus for earnings enhancement will remain: 1) sales growth fueled by new products and market expansion (including our Green Initiative efforts focused on new products with environmental benefits), 2) margin growth driven by a better mix of value-added solutions for customers and continuous cost reduction and lean efforts, and 3) further improvement in our return on investment with effective management of our balance sheet, accretive acquisitions, and capital investments. Fiscal 2006 has begun well and we look forward to meeting our goals for the remainder of the year."

SEGMENT RESULTS

CUSTOM SHEET & ROLLSTOCK -- Net sales in our Custom Sheet & Rollstock segment were $218.3 million in the first quarter of fiscal 2006, an increase of 15% from the $189.6 million produced in the same three month period of 2005. This sales increase was driven by an 8% increase in underlying sales volume and an 8% increase in price/mix. The segment also had a 1% decline in sales volume related to the sale of the Canadian corrugated sheet business in the fourth quarter of 2005. The volume increases came primarily from building and construction applications and increases in pounds sold to the appliance market from our facility in Mexico. The majority of the price/mix impact reflects higher selling prices to customers from the pass-through of raw material price increases that occurred throughout 2005.

This segment's operating earnings for the first quarter of fiscal 2006 were $12.7 million, representing a $5.0 million increase from the $7.7 million earned in the comparable quarter of the prior year. The segment's operating earnings included $.1 million of restructuring and exit costs and $.2 million for the expensing of stock options. Excluding stock option expenses and special items, operating earnings of $13.0 million were up $5.3 million in the first quarter of fiscal 2006 from the comparable 2005 quarter. This increase was driven by an increase in material margin of 0.6 cent per pound sold and lower labor and other conversion costs resulting from our restructuring activities. Our Ramos Arizpe, Mexico and Donchery, France sheet operations contributed $1.7 million of the $5.3 million quarter-over-quarter improvement as these operations continue to benefit from increased sales volume and operational efficiencies.

(IN MILLIONS)                                                               FIRST QUARTER
                                                                          -----------------
                                                                           2006       2005
                                                                          ------     ------
Net Sales                                                                 $218.3     $189.6
                                                                          ======     ======

Operating Earnings (GAAP)                                                 $ 12.7     $  7.7
                                                                          ======     ======

Operating Earnings, excluding Stock Option Expenses and Special Items
(non-GAAP)                                                                $ 13.0     $  7.7
                                                                          ======     ======

COLOR & SPECIALTY COMPOUNDS -- Our Color & Specialty Compounds segment net sales increased to $106.4 million or 10% over last year's $97.1 million. Underlying pounds sold were affected by the continued decline in tolling (material provided by the customer that is only converted by Spartech) due to the decrease in sales of toll-compound material to one customer in the electronics market. In addition, proprietary pounds sold reflected a 4% decrease related to disruptions associated with our Donora consolidation efforts which required us to temporarily decrease our capacity while we physically moved production lines. We expect the level of disruption to decrease in the second quarter while we continue our consolidation efforts and for the capacity of this group to return to normal upon completion of such efforts by the end of the second quarter. The price/mix impact reflects a combination of a higher percentage of proprietary products in the mix combined with higher selling prices reflecting a pass-through of raw material increases that occurred throughout 2005.


                                     -MORE-

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 3

The table that follows provides underlying sales trends for our two major product categories: Tolling & Resale and Proprietary Products (engineered compounds and color concentrates).

                          FIRST QUARTER
                         ---------------
(IN MILLIONS OF POUNDS)   2006      2005
                         -----     -----
Tolling & Resale          38.4      48.9       (21%)

Proprietary Products     115.5     120.3        (4%)
                         -----     -----

    Total Pounds Sold    153.9     169.2        (9%)
                         =====     =====

This segment's operating earnings in the first quarter of fiscal 2006 were $4.5 million compared to $5.7 million in the first quarter of fiscal 2005 representing a $1.2 million decrease. Of this decrease, $.4 million was caused by special items for restructuring expenses and $.2 million due to stock option expensing. The remaining decrease was due to a $.3 million decrease in foreign currency gain and increases in conversion costs, primarily freight and utility costs. Conversion costs were positively impacted by labor related expenses being down $.9 million in the first quarter of 2006 compared to 2005. The operating earnings comparison was favorably impacted by $.6 million due to improvement from our Donchery, France operation.

(IN MILLIONS)                                                               FIRST QUARTER
                                                                          -----------------
                                                                           2006       2005
                                                                          ------     ------
Net Sales                                                                 $106.4     $ 97.1
                                                                          ======     ======

Operating Earnings (GAAP)                                                 $  4.5     $  5.7
                                                                          ======     ======

Operating Earnings, excluding Stock Option Expenses and Special Items
(non-GAAP)                                                                $  5.0     $  5.7
                                                                          ======     ======

ENGINEERED PRODUCTS -- Our Engineered Products segment reported a sales increase of 6% in the first quarter of 2006 to $18.9 million compared to $17.8 million in last year's first quarter. The increase primarily reflects new sales in the lawn & garden market for the wheels business offset by volume decreases for the divestiture of assets related to our West Coast profiles operations in the fourth quarter of 2005.

This segment's operating earnings for the first quarter of fiscal 2006 were $1.0 million compared to operating earnings of $.6 million in the first quarter of fiscal 2005. This $.4 million increase was primarily due to increases from our marine and acrylic rods & tubes businesses.

(IN MILLIONS)                                                              FIRST QUARTER
                                                                          ---------------
                                                                          2006       2005
                                                                          -----     -----
Net Sales                                                                 $18.9     $17.8
                                                                          =====     =====

Operating Earnings (GAAP)                                                 $ 1.0     $  .6
                                                                          =====     =====

Operating Earnings, excluding Stock Option Expenses and Special Items
(non-GAAP)                                                                $ 1.1     $  .6
                                                                          =====     =====

SPECIAL ITEMS AND STOCK OPTION EXPENSES
The special items recognized in the first quarter of 2006 related primarily to restructuring and exits costs for the consolidation of our Donora, Pennsylvania and Arlington, Texas facilities and totaled $.5 million pre-tax ($.3 million after tax). In addition, with the adoption of FAS 123(R), we recognized expenses of $.7 million pre-tax ($.5 million after tax) related to the expensing of stock options in the first quarter of 2006. We have included the operating earnings before the consideration of these items to provide an amount that is comparable with the prior year results and because these amounts have not been factored into analyst estimates published for 2006.

                                    - MORE -

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 4


EARNINGS GUIDANCE

We are reiterating our guidance for fiscal 2006 of $1.23 to $1.33 per diluted share. Our guidance for fiscal year 2006 is within the current range of analyst estimates. This guidance does not include the impact of stock option expenses for FAS 123(R) which we estimate will amount in an expense of $.05 to $.06 per share for the full year ($.01-.02 per quarter) or the effect of special items related to restructuring activities. We continue to provide our guidance before the effect of stock option expenses, since our analysts and the public estimate sources typically have not yet incorporated stock option expensing into the 2006 estimates that are published for the Company.

NON-GAAP MEASURES

We believe that operating earnings, net earnings, and earnings per share excluding special items and stock option expenses, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company's comparable operating results. Special items (restructuring and exit costs) represent significant charges that we believe are important to an understanding of the Company's overall operating results in the periods presented. Stock option expenses are included as a non-GAAP reconciling item since our analysts' and public estimates have not yet considered the effect of these expenses and would not be comparable to our reported results. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP measurements to non-GAAP can be found at the end of this Release.

                                  * * * * * * *

Spartech Corporation is a leading producer of engineered thermoplastic sheet materials, polymeric compounds and concentrates, and engineered product solutions. The Company has facilities located throughout the United States, Canada, Mexico, and Europe with sales of approximately $1.4 billion, annually.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relate to future events and expectations, include statements containing such words as "anticipates," "believes," "estimates," "expects," "would," "should," "will," "will likely result," "forecast," "outlook," "projects," and similar expressions. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors which have impacted and could impact our operations and results include: (a) adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for products of the types we produce;
(b) material adverse changes in the markets we serve, including the transportation, packaging, building and construction, recreation and leisure, and other markets, some of which tend to be cyclical; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated from acquired businesses and their integration;
(d) volatility of prices and availability of supply of energy and of the raw materials that are critical to the manufacture of our products, particularly plastic resins derived from oil and natural gas, including future effects of natural disasters; (e) our inability to manage or pass through an adequate level of increases to customers in the costs of materials, freight, utilities, or other conversion costs; (f) our inability to predict accurately the costs to be incurred or savings to be achieved in connection with announced production plant restructurings; (g) adverse findings in significant legal or environmental proceedings or our inability to comply with applicable environmental laws and regulations; (h) adverse developments with work stoppages or labor disruptions, particularly in the automotive industry; (i) our inability to achieve operational efficiency goals or cost reduction initiatives; (j) our inability to develop and launch new products successfully; (k) restrictions imposed on us by instruments governing our indebtedness, and the possible inability to comply with requirements of those instruments; and (l) weaknesses in internal controls. We assume no duty to update our forward-looking statements.


                                -TABLE TO FOLLOW-

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 5


                      SPARTECH CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
         (Unaudited and dollars in thousands, except per share amounts)


                                                                            QUARTER ENDED
                                                                      -------------------------
                                                                      JANUARY 28,    JANUARY 29,
                                                                         2006          2005
                                                                      ----------     ----------
NET SALES ........................................................    $  343,591     $  304,512

COST AND EXPENSES:
      Cost of sales ..............................................       309,353        276,096
      Selling, general and administrative ........................        17,731         16,875
      Amortization of intangibles ................................         1,170          1,258
      Restructuring and exit costs ...............................           466             --
                                                                      ----------     ----------
                                                                         328,720        294,229
                                                                      ----------     ----------

OPERATING EARNINGS ...............................................        14,871         10,283

      Interest, (net of interest income: 2006, $67; 2005, $91)....         5,752          6,474
                                                                      ----------     ----------

EARNINGS BEFORE INCOME TAXES .....................................         9,119          3,809

      Income taxes ...............................................         3,463            991
                                                                      ----------     ----------

NET EARNINGS .....................................................    $    5,656     $    2,818
                                                                      ==========     ==========

NET EARNINGS PER COMMON SHARE:
      Basic ......................................................    $      .18     $      .09
                                                                      ==========     ==========
      Diluted ....................................................    $      .18     $      .09
                                                                      ==========     ==========

DIVIDENDS DECLARED PER COMMON SHARE ..............................    $     .125     $     .120
                                                                      ==========     ==========














                                    - MORE -

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 6

                      SPARTECH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                                                          JANUARY 28,
                                                                                             2006          OCTOBER 29,
                                                                                          (UNAUDITED)         2005
                                                                                          -----------      -----------
                                                           ASSETS
CURRENT ASSETS
      Cash and equivalents ...........................................................    $     8,351      $     4,601
      Receivables, net ...............................................................        197,668          213,996
      Inventories ....................................................................        127,786          119,401
      Prepaids and other .............................................................         21,874           16,970
                                                                                          -----------      -----------
            TOTAL CURRENT ASSETS .....................................................        355,679          354,968

PROPERTY, PLANT AND EQUIPMENT, NET ...................................................        309,588          307,386
GOODWILL .............................................................................        352,405          352,405
OTHER INTANGIBLE ASSETS ..............................................................         39,923           40,710
OTHER ASSETS .........................................................................         11,610           18,926
                                                                                          -----------      -----------
             TOTAL ASSETS ............................................................    $ 1,069,205      $ 1,074,395
                                                                                          ===========      ===========

                                            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Current maturities of long-term debt ...........................................    $     6,904      $    11,175
      Accounts payable ...............................................................        114,195          121,682
      Accrued liabilities ............................................................         58,296           57,226
                                                                                          -----------      -----------
            TOTAL CURRENT LIABILITIES ................................................        179,395          190,083

Convertible subordinated debentures ..................................................        154,639          154,639
Other long-term debt, less current maturities ........................................        215,082          214,141
                                                                                          -----------      -----------
            TOTAL LONG-TERM DEBT .....................................................        369,721          368,780

Deferred taxes .......................................................................         92,655           91,605
Other long-term liabilities ..........................................................          9,820           10,881
                                                                                          -----------      -----------
            TOTAL LONG-TERM LIABILITIES ..............................................        472,196          471,266
                                                                                          -----------      -----------

SHAREHOLDERS' EQUITY
      Common stock, 33,131,846 shares issued in 2006 and 2005 ........................         24,849           24,849
      Contributed capital ............................................................        197,269          196,811
      Retained earnings ..............................................................        218,571          216,928
      Treasury stock, at cost, 1,077,776 shares in 2006 & 1,143,701 shares in 2005 ...        (24,406)         (26,019)
      Accumulated other comprehensive income .........................................          1,331              477
                                                                                          -----------      -----------
            TOTAL SHAREHOLDERS' EQUITY ...............................................        417,614          413,046
                                                                                          -----------      -----------

            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...............................    $ 1,069,205      $ 1,074,395
                                                                                          ===========      ===========





                                    - MORE -

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 7


                      SPARTECH CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                      (Unaudited and dollars in thousands)


                                                                                         QUARTER ENDED
                                                                                   ----------------------------
                                                                                   JANUARY 28,      JANUARY 29,
                                                                                       2006             2005
                                                                                   -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net earnings ..............................................................  $     5,656      $     2,818
      Adjustments to reconcile net earnings to net cash provided by (used for)
            operating activities:
                  Depreciation and amortization .................................       10,049           10,296
                  Stock compensation expense ....................................          939              210
                  Change in current assets and liabilities ......................       (2,998)         (22,747)
                  Other, net ....................................................        1,170              849
                                                                                   -----------      -----------
            Net cash provided by (used for) operating activities ................       14,816           (8,574)
                                                                                   -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Capital expenditures ......................................................       (4,012)         (13,474)
                                                                                   -----------      -----------
            Net cash used for investing activities ..............................       (4,012)         (13,474)
                                                                                   -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Net payments on notes and revolving credit facilities......................       (3,283)          (8,499)
      Payments on bonds and leases ..............................................         (328)             (44)
      Cash dividends on common stock ............................................       (3,851)          (3,865)
      Stock options exercised ...................................................        1,780              852
      Treasury stock acquired ...................................................       (1,541)             (72)
      Excess tax benefits from stock based compensation .........................          172               --
                                                                                   -----------      -----------
            Net cash used for financing activities ..............................       (7,051)         (11,628)
                                                                                   -----------      -----------

Effect of exchange rate changes on cash and equivalents .........................           (3)             165

Increase (decrease) in cash and equivalents .....................................        3,750          (33,511)
Cash and equivalents at beginning of year .......................................        4,601           41,272
                                                                                   -----------      -----------
CASH AND EQUIVALENTS AT END OF QUARTER ..........................................  $     8,351      $     7,761
                                                                                   ===========      ===========














                                    - MORE -

SPARTECH CORPORATION
FIRST QUARTER 2006 EARNINGS
ADD 8


                              SPARTECH CORPORATION

We believe that operating earnings, net earnings, and earnings per share excluding special items and stock option expenses, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company's comparable operating results. Special items (restructuring and exit costs) represent significant charges that we believe are important to an understanding of the Company's overall operating results in the periods presented. Stock option expenses are included as a non-GAAP reconciling item since our analysts and public estimates have not yet considered the effect of these expenses and would not be comparable to our reported results. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The following reconciles GAAP to non-GAAP measures for operating earnings, net income, and earnings per share excluding special items used within this release. Amounts are unaudited and in thousands, except per share data.


                                                                              THREE MONTHS ENDED
                                                                         ---------------------------
                                                                         JANUARY 28,     JANUARY 29,
                                                                            2006            2005
                                                                         -----------     -----------
Operating Earnings (GAAP)                                                $    14,871     $    10,283

     Special Items (Restructuring and Exit Costs)                                466               -
     Stock Option Expenses                                                       663               -
                                                                         -----------     -----------
                                                                               1,129               -
                                                                         -----------     -----------
Operating Earnings Excluding Special Items and Stock Option Expenses
(Non-GAAP)                                                               $    16,000     $    10,283
                                                                         ===========     ===========


Net Earnings (GAAP)                                                      $     5,656     $     2,818

     Special Items (Restructuring and Exit Costs)                                289               -
     Stock Option Expenses                                                       520               -
                                                                         -----------     -----------
                                                                                 809               -
                                                                         -----------     -----------
Net Earnings Excluding Special Items and Stock Option Expenses
(Non-GAAP)                                                               $     6,465     $     2,818
                                                                         ===========     ===========


Earnings Per Diluted Share (GAAP)                                        $       .18     $       .09

     Special Items (Restructuring and Exit Costs)                                .01               -
     Stock Option Expenses                                                       .01               -
                                                                         -----------     -----------
                                                                                 .02               -
                                                                         -----------     -----------
Earnings Per Diluted Share Excluding Special Items and Stock Option
Expenses (Non-GAAP)                                                      $       .20     $       .09
                                                                         ===========     ===========







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